                                                                    Exhibit 99.2



                                ANNUAL REPORT

            FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

                         Year Ended December 31, 1997

                                 CORCOM, INC.

                          LIBERTYVILLE, ILLINOIS

                         CORCOM, INC. AND SUBSIDIARIES

        INDEX OF FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES

                                                                         Page(s)


Report of Independent Accountants                                           F-2

The following consolidated financial statements of Corcom, Inc. and Subsidiaries are included:

  Consolidated Balance Sheets, December 31, 1997 and 1996                   F-3

  Consolidated Statements of Income for each of the three years
  ended December 31, 1997                                                   F-4

  Consolidated Statements of Stockholders' Equity for each of the
  three years ended December 31, 1997                                       F-5

  Consolidated Statements of Cash Flow for each of the three years
  ended December 31, 1997                                                   F-6

Notes to Consolidated Financial Statements                          F-7 to F-14

The following consolidated financial statement schedule of Corcom, Inc. and Subsidiaries is included:

  Schedule II - Valuation and Qualifying Accounts                          F-15


All other schedules for which provision is made in the applicable regulation of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and, therefore, have been omitted.

                       REPORT OF INDEPENDENT ACCOUNTANTS



Stockholders and Board of Directors
Corcom, Inc.
Libertyville, Illinois



We have audited the consolidated financial statements and related financial statement schedule of Corcom, Inc. and Subsidiaries listed in the index on page F-1. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and related schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and related schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and related schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Corcom, Inc. and Subsidiaries as of December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the years in the three year period ended December 31, 1997 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included herein.



S/S  Coopers & Lybrand, L.L.P.
Chicago, Illinois
February 27, 1998

                         CORCOM, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                          DECEMBER 31, 1997 and 1996
               (Amounts in thousands, except share information)


ASSETS                                                                                   1997                1996
------                                                                                  -------             -------
Current Assets:
  Cash and cash equivalents                                                             $ 8,232             $ 4,789
  Accounts receivable,  net of allowance for uncollectible
  accounts of $60 in 1997 and $76 in 1996                                                 4,599               4,688
  Inventories                                                                             6,192               6,691
  Deferred income tax asset, net                                                            885               2,000
  Other current assets                                                                      596                 682
                                                                                        -------             -------
    Total current assets                                                                 20,504              18,850
                                                                                        -------             -------

Property, plant and equipment:
  Land                                                                                      340                 340
  Buildings and improvements                                                                844                 936
  Leasehold improvements                                                                    456                 516
  Machinery and equipment                                                                16,206              15,017
  Furniture and fixtures                                                                  1,477               1,582
                                                                                        -------             -------
                                                                                         19,323              18,391
  Less: accumulated depreciation                                                         14,849              14,014
                                                                                        -------             -------
                                                                                          4,474               4,377
                                                                                        -------             -------

        Total assets                                                                    $24,978             $23,227
                                                                                        =======             =======

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current Liabilities:
  Current maturities of long-term debt                                                  $    62             $    59
  Accounts payable                                                                          767               1,368
  Other accrued liabilities                                                               2,077               1,728
                                                                                        -------             -------
    Total current liabilities                                                             2,906               3,155
                                                                                        -------             -------

Long-term debt, net of current maturities                                                    40                 102
                                                                                        -------             -------

Commitments (Note 7)

Stockholders' Equity:
  Common stock, no par value; 10,000,000 shares authorized;
  3,863,543 (1997) and 3,815,543 (1996)  issued and outstanding                          14,134              14,057
  Retained earnings                                                                       9,026               6,023
  Accumulated exchange rate adjustments                                                    (283)               (110)
  Less treasury shares at cost ; 98,300 (1997) and 0 (1996)                                (845)                  0
                                                                                        -------             -------
    Total stockholders'equity                                                            22,032              19,970
                                                                                        -------             -------

        Total liabilities and stockholders' equity                                      $24,978             $23,227
                                                                                        =======             =======

The accompanying notes are an integral part of the consolidated financial statements.

                         CORCOM, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                  for the three years ended December 31, 1997

               (Amounts in thousands, except share information)


                                                                               1997               1996              1995
                                                                              -------            -------           -------
Net Sales                                                                     $36,788            $33,166           $30,660
                                                                              -------            -------           -------

Costs and expenses:
  Cost of sales                                                                22,394             20,582            19,287
  Engineering expenses                                                          1,333              1,220             1,247
  Selling , administrative and
    other expenses                                                              8,344              7,799             7,095
                                                                              -------            -------           -------
                                                                               32,071             29,601            27,629
                                                                              -------            -------           -------
  Operating income                                                              4,717              3,565             3,031

  Interest expense                                                                 10                 16                71
  Interest income                                                                (306)              (134)               (7)
                                                                              -------            -------           -------
Income before provision for income taxes                                        5,013              3,683             2,967

Provision (benefit) for income taxes                                            2,010             (1,789)              181
                                                                              -------            -------           -------

Net income                                                                    $ 3,003            $ 5,472           $ 2,786
                                                                              =======            =======           =======

Earnings-Per-Share Data:
Net Income:
  Basic EPS                                                                      $.79              $1.45              $.76
  Diluted EPS                                                                    $.76              $1.38              $.72


The accompanying notes are an integral part of the consolidated financial statements.

                         CORCOM, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  for the three years ended December 31, 1997

                (Amounts in thousands except share information)


                                                                      Common Stock                                       Cost of
                                                                         Issued            Retained      Accumulated      Common
                                                                ------------------------   Earnings    Exchange Rate    Stock in
                                                                  Shares          Amount   (Deficit)     Adjustments    Treasury
                                                                ------------------------   ---------   -------------    --------
Balance at January 1, 1995                                      3,619,543         13,749    (2,235)             (82)           0

  Stock options exercised for $1.00 to $2.50
    per share                                                     121,000            193
  Net income                                                                                 2,786
  Exchange rate adjustments                                                                                      54
                                                                -----------------------------------------------------------------
Balance at December 31, 1995                                    3,740,543        $13,942   $   551            $ (28)       $   0

  Stock options exercised for $1.00 to $3.00 per share             75,000            115
  Net income                                                                                 5,472
  Exchange rate adjustments                                                                                     (82)

                                                                -----------------------------------------------------------------
Balance at December 31, 1996                                    3,815,543        $14,057   $ 6,023            $(110)       $   0

  Purchase of 98,300 shares for treasury                                                                                    (845)
  Stock options exercised for $1.13 to $3.25 per share             48,000             77
  Net income                                                                                 3,003
  Exchange rate adjustments                                                                                    (173)
                                                                -----------------------------------------------------------------
Balance at  December 31, 1997                                   3,863,543        $14,134   $ 9,026            $(283)       $(845)
                                                                =========        =======   =======            =====        =====

   The accompanying notes are an integral part of the consolidated financial statements.

                         CORCOM, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  for the three years ended December 31, 1997

                             (Amounts in Thousands)
                                      ____

                                                                                1997        1996        1995
                                                                              -------     -------     -------
Cash flows from operating activities:
 Net income                                                                   $ 3,003     $ 5,472     $ 2,786
 Adjustments to reconcile net income to net cash provided by operating activities:
   Provision for uncollectible accounts receivable                                 26          33          77
   Restructuring costs                                                            (36)        (25)       (263)
   Depreciation                                                                 1,189       1,028       1,105
   Deferred tax expense (benefit)                                               1,117      (2,000)
   Changes in operating assets and liabilities:
     Trade accounts receivable                                                     63         436      (1,009)
     Inventories                                                                  326         298        (599)
     Other current assets                                                          86        (151)         41
     Accounts payable                                                            (601)        345        (212)
     Accrued liabilities                                                          385          63         696
                                                                              -------     -------     -------
          Net cash provided by operating activities                             5,558       5,499       2,622
                                                                              -------     -------     -------

Cash flows from investing activities:
  Expenditures for property, plant and equipment                               (1,288)     (1,657)     (1,454)
                                                                              -------     -------     -------
          Net cash used in investing activities                                (1,288)     (1,657)     (1,454)
                                                                              -------     -------     -------

Cash flows from financing activities:
  Common stock purchased for treasury                                            (845)
  Net payments under bank line of credit                                                                 (483)
  Stock options exercised                                                          77         115         193
  Principal payments on long-term debt                                            (59)        (55)        (63)
  Decrease in cash overdraft                                                        0           0        (130)
                                                                              -------     -------     -------
          Net cash (used in) provided by financing activities                    (827)         60        (483)
                                                                              -------     -------     -------
Net increase in cash and cash equivalents                                       3,443       3,902         685

Cash and cash equivalents at beginning of year                                  4,789         887         202
                                                                              -------     -------     -------
Cash and cash equivalents at end of year                                      $ 8,232     $ 4,789     $   887
                                                                              =======     =======     =======

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
   Interest                                                                   $    10     $    16     $    71
   Income taxes                                                                   824         223         181

                  The accompanying notes are an integral part
                   of the consolidated financial statements.

                                  CORCOM, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 _____________

1.   Summary of Significant Accounting Policies

     Principles of Consolidation

     The consolidated financial statements include the accounts of Corcom, Inc. and its wholly-owned subsidiaries (the Company). Intercompany accounts and transactions have been eliminated in consolidation.

     Cash Equivalents

     The Company considers all highly liquid investments with original maturities of three months or less as cash equivalents.

     Inventories

     Inventories are stated at the lower of cost or market. The first-in, first-out method is used to determine cost.

     Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is computed principally by the straight-line method over the estimated useful lives of the related assets or terms of the related leases for leasehold improvements, if shorter. Estimated useful lives range from three to eight years.

     Amounts incurred for maintenance and repairs are charged to operations as incurred. Expenditures for improvements are capitalized. Upon sale or retirement, the related cost and accumulated depreciation are removed from the respective accounts and any resulting gain or loss is included in the consolidated statements of income.

     Treasury Stock

     In March, 1997 the board of directors authorized the repurchase, at management's discretion, of up to 200,000 shares of the Company's stock. Shares repurchased under this authorization were used to offset the dilution caused by the Company's employee stock option plan. The Company's repurchases of shares of common stock are recorded as "Treasury Stock" and result in a reduction of "Stockholders' Equity."

     Income Taxes

     Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes". The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the basis of assets and liabilities for income tax and for financial reporting purposes using enacted tax rates in effect for the year in which the differences are expected to reverse. In addition, the amounts of any future tax benefits are reduced by a valuation allowance to the extent such benefits are not expected to be fully realized.

     Translation of Foreign Currencies

     The Company measures foreign assets, liabilities, equity, and results of operations in the functional currencies of the countries in which it operates except for its operations in Mexico for which the U.S. dollar is the functional currency. The Company translates foreign currency financial statements by translating balance sheet accounts at the current exchange rate in effect at year-end and income statement accounts at the average exchange rates during the year.

     Translation adjustments result from the process of translating foreign currency financial statements into U.S. dollars. These translation adjustments, which are generally not included in the determination of net income, are reported separately as a component of stockholders' equity.

     Revenue Recognition
     -------------------

     Sales to customers are recorded at the time of shipment net of estimated discounts and allowances.

     Earnings per Share
     ------------------

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share." Statement 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of stock options. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the Statement 128 requirements.

     Use of Estimates
     ----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     New Accounting Pronouncements
     -----------------------------

     The Company will implement the provisions of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income Summary" (SFAS 130) for financial statements issued for fiscal years beginning after December 15, 1997. SFAS 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. Management does not believe this statement will have a material impact on its financial statements.

     The Company will implement the provisions of Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS 131) for financial statements issued for periods beginning after December 15, 1997. SFAS 131, which is based on the management approach to segment reporting, includes requirements to report selected segment information quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. Management does not believe this statement will have a material impact on its financial statements.

     Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" (SFAS 132), effective for fiscal years beginning after December 15, 1997, standardizes the disclosure requirements for pensions and other postretirement benefits, requires additional information on changes in the benefit obligation and fair values of plan assets and eliminates certain disclosures that are no longer useful. Management has yet to determine the impact of this pronouncement on its financial statements.

2.   Inventories
     -----------

     The Company's inventories consist of the following at December 31 (in thousands):

                                                  1997       1996
                                                 ------     ------
        Finished products                        $2,188     $2,693
        Raw materials and work-in-process         4,004      3,998
                                                 ------     ------
                                                 $6,192     $6,691
                                                 ======     ======

3.   Accrued Liabilities
     -------------------

     Accrued liabilities consist of the following at December 31 (in thousands):

                                                            1997       1996
                                                           ------     ------
     Accrued payroll, incentive bonus and commissions      $1,430     $1,045
     Other                                                    647        683
                                                           ------     ------
                                                           $2,077     $1,728
                                                           ======     ======

4.   Bank Notes Payable
     ------------------

     The Company has a loan agreement with a bank which provides for a revolving line of credit through April 30, 1998, of up to $4,000,000, limited by a borrowing base calculated as a percentage of eligible accounts receivable, with interest at the bank's base rate (8.5% at December 31, 1997) or LIBOR plus 1.5%. There were no borrowings in 1997 or 1996. Under the provisions of the agreement the Company is subject to certain covenants which, among other things, restrict the payment of dividends to a calculation based upon net income.


5.   Income Taxes
     ------------

     Income before provision for income taxes consisted of the following as of December 31:


                                                                                                  1997        1996         1995
                                                                                                 ------      -------      ------
                                                                                                         (In thousands)
          Domestic                                                                               $4,349      $ 3,138      $2,184
          Foreign                                                                                   664          545         783
                                                                                                 ------      -------      ------
                                                                                                 $5,013      $ 3,683      $2,967
                                                                                                 ======      =======      ======

     The provision (benefit) for income taxes is comprised of the following:

                                                                                                  1997        1996         1995
                                                                                                 ------      -------      ------
                                                                                                         (In thousands)
          Current income tax expenses:
            State                                                                                $   41      $     1      $    1
            Domestic                                                                                615           65          80
            Foreign                                                                                 237          145         100
                                                                                                 ------      -------      ------
                                                                                                 $  893      $   211      $  181

          Deferred income tax expenses (credits)
            Domestic                                                                              1,117       (2,000)          -
                                                                                                 ------      -------      ------
                                                                                                 $2,010      $(1,789)     $  181
                                                                                                 ======      =======      ======

     The provision (benefit) for income tax differs from a provision computed at the U.S. statutory rate as follows:

                                                                                                  1997        1996         1995
                                                                                                 ------      -------      ------
                                                                                                         (In thousands)

          Statutory rate provision                                                               $1,704      $ 1,252      $1,008
          State taxes, net                                                                          256          188         151
          Effect of utilization of net
            operating loss carryforwards                                                                      (1,309)       (998)
          Reduction of valuation allowance                                                                    (2,000)
          Other                                                                                      50           80          20
                                                                                                 ------      -------      ------
                                                                                                 $2,010      $(1,789)     $  181
                                                                                                 ======      =======      ======


The components of the deferred tax asset and the tax effect are as follows at December 31:

                                                    1997                                  1996
                                        ------------------------------------------------------------------
                                        Temporary                              Temporary
                                        Difference         Tax Effect          Difference       Tax Effect
                                        ----------         ----------          ----------       ----------
Inventory valuation                         $  479              $  192             $  322           $  129
Fixed assets                                    72                  29                158               63
Reserve for lease cancellation                  57                  23                 94               37
Self-insurance                                  30                  12                 30               12
Allowance for doubtful accounts                 60                  24                 60               24
Foreign NOL carryforwards                    1,894                 388              1,296              280
Domestic NOL carryforwards                      --                  --              3,870            1,548
Other                                           61                  24                 58               24
Alternative minimum tax credit                  --                 581                 --              163
                                            ------              ------             ------           ------
Subtotal                                    $2,653               1,273             $5,888            2,280
                                            ======                                 ======
Valuation allowance                                               (388)                               (280)
                                                                ------                              ------
Total                                                           $  885                              $2,000
                                                                ======                              ======


     As of December 31, 1997, the Company maintained a valuation allowance with respect to the deferred tax asset as a result of the uncertainty of ultimate realization of foreign NOL carryforwards. The Company had foreign income tax carryforwards of $1,894,000, principally in Hong Kong, Mexico and the West Indies. Approximately $1,485,000 of the foreign NOL carryforwards have no expiration date.

6.   Employee Benefit Plans
     ----------------------

     The Company has established certain stock-based compensation plans, described below, for the benefit of certain officers, key employees, and directors. The Company accounts for these plans under APB Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations. Accordingly, no compensation expense has been recognized related to these plans. Under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123), compensation expense is measured based on the fair value method. The Company has adopted the disclosure-only provisions of SFAS 123.

     The Company has stock option plans which provide for the granting of options to certain officers, key employees, and directors. The option price per share is not less than the market price at the date of grant. Options granted under the officer and key employee plan become exercisable at 40% one year from date of grant and an additional 20% per year thereafter. Options granted under the directors' plan become exercisable six months after date of grant. All unexercised options expire five years after the date of grant.

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: (1) expected volatility of 57.6%, (2) risk-free interest rate of 6.9% in 1995 and 5.9% in 1994, and (3) expected life of 4.13 to 4.26 years. The Company has declared no cash dividends during 1997, 1996, and 1995.

     There were no stock options granted in 1997. The weighted average fair value of stock options, calculated using the Black-Scholes option pricing model, granted during 1996 and 1995, respectively, was $3.68 and $1.63. Had the Company elected to apply the provisions SFAS 123 regarding recognition of compensation expense to the extent of the calculated fair value of compensatory options, or shares, the Company's net income would have been reduced to the following pro-forma amounts:

                                      1996                1995
                                      ----                ----
          Net Income
               As reported         $5,472,000          $2,786,000
               Pro Forma           $5,361,600          $2,671,600

A summary of the status of the Company's stock options as of December 31, 1997, 1996, and 1995 and changes during the year ended on those dates is presented below:

                                    1997                          1996                           1995
                          -------------------------------------------------------------------------------------
                                          Weighted                       Weighted                      Weighted
                                           Average                        Average                       Average
                          Shares    Exercise Price      Shares     Exercise Price      Shares    Exercise Price
                          ------    --------------      ------     --------------      ------    --------------
Outstanding at           248,000             $2.55     293,000              $1.84     350,000             $1.49
beginning of year

Granted                                                 30,000              $7.00      70,000             $3.19

Exercised                 48,000             $1.61      75,000              $1.54     121,000             $1.60

Forfeited

Expired                                                                                 6,000             $2.25

Outstanding at end       200,000             $2.78     248,000              $2.55     293,000             $1.84
of year

Options                  168,000             $2.83     178,000              $2.71     168,000             $1.65
exercisable at
year end


     Under the Company's defined contribution incentive savings plan, covering substantially all United States employees, Company contributions are based on varying percentages of the participants' total contributions. The aggregate contributions made by the Company to the savings plan and charged to operations were $42,000 (1997), $38,000 (1996), and $34,000 (1995).

7.   Leases
     ------

     The Company leases certain facilities and equipment under operating leases. The leases generally require the company to pay real estate taxes, insurance, and maintenance costs. Rental expense amounted to $544,000
     (1997), $547,000 (1996), and $597,000 (1995).

     Future minimum rental commitments as of December 31, 1997 for noncancelable leases (principally real estate) are as follows:

                                      (In thousands)


               1998                           $  528
               1999                              317
               2000                              188
                                              ------
                                              $1,033
                                              ======


8.   Business Information by Geographic Area
     ---------------------------------------

     The Company's operations consist of one business segment: the design, manufacture, and sale of radio frequency interference filters for digital electronic equipment to the commercial, military, and facility filter markets. Operations are conducted principally in the United States, Mexico, and Germany. The net assets of the Company's operations located outside the United States at December 31 were: $2,727,000 (1997), $3,080,000 (1996), and $2,660,000 (1995).

     Foreign sales and operations may be subject to various risks including, but not limited to, possible unfavorable exchange rate fluctuations, governmental regulations (including import and export controls), restrictions on currency repatriation and labor relations laws.

     Intercompany transactions consist of the transfer of raw material between the United States parent and its manufacturing subsidiaries and the purchase of finished goods by the United States parent or its German subsidiary. Raw materials are transferred at cost. Finished goods are purchased at predetermined transfer prices that allow the parent or its manufacturing subsidiaries to recover cost plus an operating profit.

No single customer accounted for 10% of net sales for any of the years presented.

Interest and dividend income, interest expense and general corporate expenses are not allocated to specific geographic areas. Corporate assets consist of cash and cash equivalents.



                                                         (In Thousands)

                                       -------------------------------------------------
                                           United States (A)             Germany
                                       -------------------------------------------------
                                        1997     1996     1995     1997    1996    1995
----------------------------------------------------------------------------------------
Revenues:
Net sales                              $28,901  $24,935  $24,098  $7,650  $7,445  $5,424
Intercompany transfers                   5,004    5,840    4,013      28       8       3
                                       -------  -------  -------  ------  ------  ------
Geographic area totals                 $33,905  $30,775  $28,111  $7,678  $7,453  $5,427
                                       =======  =======  =======  ======  ======  ======
Operating income (loss)                $ 5,311  $ 4,411  $ 3,458  $  119  $  108  $  215
                                       =======  =======  =======  ======  ======  ======
Identifiable assets at
December 31:
  Operating Assets                     $13,710  $14,877  $13,249  $1,815  $2,101  $1,640
                                       =======  =======  =======  ======  ======  ======
  Corporate Assets
      Total Assets
----------------------------------------------------------------------------------------

                                       ---------------------------------------------------
                                               Other                  Consolidated
                                       ---------------------------------------------------
                                        1997    1996    1995     1997      1996      1995
------------------------------------------------------------------------------------------
Revenues:
Net sales                              $  237  $  786  $1,138  $36,788   $33,166   $30,660
Intercompany transfers                  4,287   3,607   3,079    9,319     9,455     7,095
                                       ------  ------  ------  -------   -------   -------
Geographic area totals                 $4,524  $4,393  $4,217  $46,107   $42,621   $37,755
                                       ======  ======  ======

Elimination of intercompany transfers                           (9,319)   (9,455)   (7,095)
                                                               -------   -------   -------
Net sales                                                      $36,788   $33,166   $30,660
                                                               =======   =======   =======

Operating income                       $  287  $   75  $  255    5,717     4,594   $ 3,928
                                       ======  ======  ======
Interest  income (expense)                                         296       118       (64)
General corporate expenses                                      (1,000)   (1,029)     (897)
                                                               -------   -------   -------

Income before income taxes                                     $ 5,013   $ 3,683   $ 2,967
                                                               =======   =======   =======

Identifiable assets at
December 31:
  Operating Assets                     $1,221  $1,460  $1,618  $16,746   $18,438   $16,507
                                       ======  ======  ======
  Corporate Assets                                               8,232     4,789       887
                                                               -------   -------   -------
      Total Assets                                             $24,978   $23,227   $17,394
                                                               =======   =======   =======
------------------------------------------------------------------------------------------

     (A)  Direct export sales of $2,046,000, $1,259,000, and $1,126,000 for
          1997, 1996, and 1995, respectively, are included under "United
          States."


9.   Earnings Per Share Data
     -----------------------

     The following is a reconciliation of the numerators and the denominators of the basic and diluted EPS computation for net income.

                                                                          Net             Weighted Avg
                                                                        Income               Shares            Per Share
                                                                      (Numerator)        (Denominator)          Amounts
                                                                      ----------------------------------------------------
Year ended December 31, 1997:
Basic EPS
---------
Income available to common stockholders                                $3,003,000            3,817,217             $ .79

Effect of Dilutive Options                                                                     134,291

Diluted EPS
-----------
Income available to common stockholders plus                           $3,003,000            3,951,508             $ .76
assumed conversions


Year ended December 31, 1996:
Basic EPS
---------
Income available to common stockholders                                $5,472,000            3,784,844             $1.45

Effect of Dilutive Options                                                                     172,000

Diluted EPS
-----------
Income available to common stockholders plus                           $5,472,000            3,956,844             $1.38
assumed conversions


Year ended December 31, 1995:
Basic EPS
---------
Income available to common stockholders                                $2,786,000            3,686,605             $ .76

Effect of Dilutive Options                                                                     180,004

Diluted EPS
-----------
Income available to common stockholders plus                           $2,786,000            3,866,609             $ .72
assumed conversions



10.  Subsequent Event [unaudited]
---  ----------------------------

          On March 10, 1998 the Company entered into an Agreement and Plan of Merger by and among Communications Instruments, Inc., a North Carolina corporation ("CII"), RF Acquisition Corp., an Illinois corporation and wholly owned subsidiary of CII ("Merger Sub") and the Company (the "Merger Agreement"). CII is owned by Code Hennessy & Simmons, LLC, a Chicago based private investment firm, and CII management. Pursuant to the Merger Agreement, (a) CII will acquire all of the Company's issued and outstanding shares of common stock for $13.00 per share in cash, or approximately $51.2 million, and (b) Merger Sub will merge with and into the Company (the "Merger"), with the Company being the surviving corporation in the Merger.

          The closing of the Merger is subject to the satisfaction of certain conditions, including, among other matters, approval by the holders of two-thirds of the issued and outstanding shares of common stock of the Company, certain regulatory approvals and receipt by CII of debt financing necessary to consummate the Merger, a commitment for which has been provided by Bank of America National Trust and Savings Association. This financing is subject to certain conditions, including the execution of a definitive credit agreement satisfactory to Bank of America.

     CII also entered into an agreement with Werner E. Neuman, the President and Chairman of the Board of Directors of the Company, and James A. Steinback, a Director of the Company, whereby such individuals agreed to vote in favor of the Merger. These two individuals hold approximately 31% of the shares outstanding.

                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                         CORCOM, INC. AND SUBSIDIARIES



Column A                                          Column B      Column C      Column D     Column E
---------------------------------------------------------------------------------------------------
                                                               Additions    Deductions
                                                ---------------------------------------------------
                                                Balance at    Charged to                    Balance
                                                 Beginning     Costs and                     At End
Description                                      of Period      Expenses      Describe    of Period
===================================================================================================
Year ended December 31, 1997:
----------------------------
Allowance for doubtful accounts                       $ 76          $ 26       42 (A)          $ 60
Reserve for excess and obsolete inventories            558           252      319 (B)           491

Year ended December 31, 1996:
----------------------------
Allowance for doubtful accounts                       $ 80          $ 33       37 (A)          $ 76
Reserve for excess and obsolete inventories            583           386      411 (B)           558

Year ended December 31, 1995:
----------------------------
Allowance for doubtful accounts                       $145          $ 77      142 (A)          $ 80
Reserve for excess and obsolete inventories            523           489      429 (B)           583
---------------------------------------------------------------------------------------------------

Note A - Uncollectible accounts written off, net of recoveries

Note B - Obsolete inventories disposed of and written off

                                 CORCOM, INC.
                                     INDEX


PART I - FINANCIAL INFORMATION                                                          Page No.
     Item 1.    Financial Statements

                Consolidated Balance Sheets -                                           F-17
                April 4, 1998 (unaudited) and December 31, 1997

                Consolidated Statements of Income (unaudited)--                         F-18
                for the 13 weeks ended April 4, 1998 and
                March 29, 1997

                Consolidated Statements of Cash Flows (unaudited) -
                for the 13 weeks ended April 4, 1998 and
                March 29, 1997                                                          F-19

                Notes to Consolidated Financial Statements                              F-20 and F-21


                                 CORCOM, INC.
                          CONSOLIDATED BALANCE SHEETS
                       (In thousands, except share data)


                                                       April 4, 1998     December 31, 1997
                                                       -------------     -----------------
                                                        (unaudited)
ASSETS

CURRENT ASSETS
Cash & cash equivalents                                      $ 8,151               $ 8,232
Accounts receivable (net)                                      5,250                 4,599
Inventories - Note B                                           5,883                 6,192
Deferred income tax benefit, net                                 760                   885
Other current assets                                             806                   596
                                                             -------               -------
     Total current assets                                     20,850                20,504
                                                             -------               -------

PROPERTY, PLANT & EQUIPMENT  AT COST                          19,804                19,323
Less accumulated depreciation & amortization                  15,156                14,849
                                                             -------               -------
                                                               4,648                 4,474
                                                             -------               -------

TOTAL ASSETS                                                 $25,498               $24,978
                                                             =======               =======


LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Current portion of long-term debt                            $    62               $    62
Accounts payable                                               1,515                   767
Other accrued liabilities                                      1,133                 2,077
                                                             -------               -------
     Total current liabilities                                 2,710                 2,906
                                                             -------               -------

LONG TERM DEBT                                                    25                    40
                                                             -------               -------

STOCKHOLDERS' EQUITY
Common stock, no par value:                                   14,217                14,134
Authorized 10,000,000 shares; issued 3,921,543
 shares in 1998 and 3,863,543 shares in 1997
Retained Earnings                                              9,726                 9,026
Accumulated exchange rate adjustments                           (335)                 (283)


Less cost of common stock in treasury:                          (845)                 (845)
98,300 shares in 1998 and 1997                               -------               -------

      Total stockholders' equity                              22,763                22,032
                                                             -------               -------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                     $25,498               $24,978
                                                             =======               =======

See notes to Consolidated Financial Statements

NOTE D - INCOME TAXES

The components of the net deferred tax asset, tax effected, recognized in the accompanying balance sheet as of April 4, 1998 and December 31, 1997 are as follows (in thousands):


                                         April 4, 1998        December 31, 1997
                                         -------------        -----------------
Deferred tax assets                             $1,148                   $1,273
Less: valuation reserve                           (388)                    (388)
                                                ------                   ------
Net deferred tax assets                         $  760                   $  885
                                                ======                   ======


NOTE E  MERGER

On March 10, 1998, the Company entered into an Agreement and Plan of Merger by and among Communications Instruments, Inc., a North Carolina corporation ("CII"), RF Acquisition Corp., an Illinois corporation and wholly owned subsidiary of CII ("Merger Sub") and the Company (the "Merger Agreement"). CII is owned by Code Hennessy & Simmons, LLC, a Chicago based private investment firm, and CII management. Pursuant to the Merger Agreement, (a) CII will acquire all of the Company's issued and outstanding shares of common stock for $13.00 per share in cash, or approximately $51.2 million, and (b) Merger Sub will merge with and into the Company (the "Merger"), with the Company being the surviving corporation in the Merger.

The closing of the Merger is subject to the satisfaction of certain conditions, including, among other matters, approval by the holders of two-thirds of the issued and outstanding shares of common stock of the Company, certain regulatory approvals and receipt by CII of debt financing necessary to consummate the Merger, a commitment for which has been provided by Bank of America National Trust and Savings Association. This financing is subject to certain conditions, including the execution of a definitive credit agreement satisfactory to Bank of America.

CII also entered into an agreement with Werner E. Neuman, the President and Chairman of the Board of Directors of the Company, and James A. Steinback, a Director of the Company, whereby such individuals agreed to vote in favor of the Merger. These two individuals hold approximately 31% of the shares outstanding.

                                 CORCOM, INC.
               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                (In thousands)


                                                          Thirteen Weeks Ended
                                              -----------------------------------------
                                                   April 4, 1998       March 29, 1997
                                                -------------------  -------------------

OPERATING ACTIVITIES
  Net cash flows from operating activities                  $  346               $1,556

INVESTING ACTIVITIES
  Additions to property, plant, & equipment                   (495)                (524)
  (net)

FINANCING ACTIVITIES
  Stock options exercised                                       83                   26
  Repayments of notes payable and long-term                    (15)                 (16)
  debt                                                      ------               ------

TOTAL FINANCING ACTIVITIES                                      68                   10

(DECREASE)INCREASE IN CASH AND CASH                            (81)               1,042
 EQUIVALENTS

Cash and cash equivalents at beginning of                    8,232                4,789
 period                                                     ------               ------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                  $8,151               $5,831
                                                            ======               ======


See notes to Consolidated Financial Statements

                                 CORCOM, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE A - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information in a format provided by the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the thirteen weeks ended April 4, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-K for the year ended December 31, 1997.


NOTE B - INVENTORIES

Major classes of the Company's inventories are as follows (in thousands):

                                           April 4, 1998     December 31, 1997
                                           -------------     -----------------
Finished products                                 $1,758                $2,188
Materials and work-in-process                      4,125                 4,004
                                                  ------                ------
                                                  $5,883                $6,192
                                                  ======                ======


NOTE C - EARNINGS PER SHARE

Basic earnings per share are based upon the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share are based upon the weighted average number of shares of common stock and common stock equivalents (dilutive stock options) outstanding during the each period.

The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computation for net income:

                                                             Weighted Avg
                                            Net Income          Shares         Per Share
                                            (Numerator)      (Denominator)      Amounts
                                          ---------------  -----------------  ------------
Thirteen weeks ended April 4, 1998:
BASIC EPS
---------
Income available to common shareholders         $700,000          3,782,425           $.19
Effect of dilutive options                                           92,968

DILUTED EPS
-----------
Income available to common shareholders         $700,000          3,875,393           $.18
 plus assumed conversions

Thirteen weeks ended March 29, 1997:

BASIC EPS
---------
Income available to common shareholders         $741,000          3,825,708           $.19
Effect of dilutive options                                          145,538

DILUTED EPS
-----------
Income available to common shareholders         $741,000          3,971,246           $.19
 plus assumed conversions

NOTE D - INCOME TAXES

The components of the net deferred tax asset, tax effected, recognized in the accompanying balance sheet as of April 4, 1998 and December 31, 1997 are as follows (in thousands):


                                         April 4, 1998        December 31, 1997
                                         -------------        -----------------
Deferred tax assets                             $1,148                   $1,273
Less: valuation reserve                           (388)                    (388)
                                                ------                   ------
Net deferred tax assets                         $  760                   $  885
                                                ======                   ======


NOTE E  MERGER

On March 10, 1998, the Company entered into an Agreement and Plan of Merger by and among Communications Instruments, Inc., a North Carolina corporation ("CII"), RF Acquisition Corp., an Illinois corporation and wholly owned subsidiary of CII ("Merger Sub") and the Company (the "Merger Agreement"). CII is owned by Code Hennessy & Simmons, LLC, a Chicago based private investment firm, and CII management. Pursuant to the Merger Agreement, (a) CII will acquire all of the Company's issued and outstanding shares of common stock for $13.00 per share in cash, or approximately $51.2 million, and (b) Merger Sub will merge with and into the Company (the "Merger"), with the Company being the surviving corporation in the Merger.

The closing of the Merger is subject to the satisfaction of certain conditions, including, among other matters, approval by the holders of two-thirds of the issued and outstanding shares of common stock of the Company, certain regulatory approvals and receipt by CII of debt financing necessary to consummate the Merger, a commitment for which has been provided by Bank of America National Trust and Savings Association. This financing is subject to certain conditions, including the execution of a definitive credit agreement satisfactory to Bank of America.

CII also entered into an agreement with Werner E. Neuman, the President and Chairman of the Board of Directors of the Company, and James A. Steinback, a Director of the Company, whereby such individuals agreed to vote in favor of the Merger. These two individuals hold approximately 31% of the shares outstanding.